UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 9th Floor, New York NY 10006

(Address of principal executive offices)

(212) 324-6660

(Registrant's telephone number, including area code)

Wireless Ronin Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 4, 2014, Creative Realities, Inc. (f/k/a Wireless Ronin Technologies, Inc.), filed a Form 8-K (the “Initial Report”) reporting the August 1, 2014 completion of its acquisition of Broadcast International, Inc., pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 5, 2014, as amended on April 11, 2014, by and among Creative Realities, Broadcast International and Broadcast Acquisition Co., a wholly owned subsidiary of Creative Realities. Creative Realities is filing this amendment to (i) incorporate by reference the historical financial statements of Broadcast International required by Item 9.01(a) of Form 8-K, and (ii) file the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K. No other amendments to the Initial Report are being effected hereby.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated balance sheets of Broadcast International as of and for the years ended December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the notes related thereto, were included as part of Creative Realities’ Registration Statement on Form S-4 filed on April 15, 2014 (and subsequently amended on May 13 and May 19, 2014) (the “Registration Statement”), and are incorporated herein by this reference. The unaudited condensed consolidated balance sheet as of March 31, 2014, and the related unaudited condensed consolidated statements of operations and cash flows for the periods ended March 31, 2014 and 2013, and the notes related thereto, were included as part of the Registration Statement and are incorporated herein by this reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information of Creative Realities as of and for the period ended March 31, 2014, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma financial information of Creative Realities as of and for the period ended March 31, 2014 (filed herewith).

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:
(Registrant)

By:	/s/ John Walpuck
John walpuck
Chief Financial Officer

Dated: October 17, 2014

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma financial information of Creative Realities as of and for the period ended March 31, 2014.